Exhibit 99.1

ASCENT CAPITAL GROUP ANNOUNCES FINANCIAL RESULTS FOR THE THREE MONTHS ENDED MARCH 31, 2017

Englewood, CO - May 9, 2017 - Ascent Capital Group, Inc. (“Ascent” or the “Company”) (Nasdaq: ASCMA) has reported results for the three months ended March 31, 2017. Ascent is a holding company that owns MONI, one of the nation’s largest home security alarm monitoring companies.

Headquartered in the Dallas Fort-Worth area, MONI provides security alarm monitoring services to more than one million residential and commercial customers as of March 31, 2017. MONI’s long-term monitoring contracts provide high margin recurring revenue that results in predictable and stable cash flow.

Highlights1:

•	Ascent’s net revenue for the three months ended March 31, 2017 totaled $141.2 million and net loss for the three months ended March 31, 2017 totaled $18.9 million

•	Ascent's Pre-SAC Adjusted EBITDA, which adjusts for the expensed portion of subscriber acquisition costs, for the three months ended March 31, 2017 totaled $87.6 million

•	MONI’s Pre-SAC Adjusted EBITDA for the three months ended March 31, 2017 totaled $89.9 million

•	Launched MONI’s direct sales and installation sales channel in the first quarter

Ascent Chairman and Chief Executive Officer, Bill Fitzgerald stated, “Jeff and his team continue to make good progress in advancing the business and driving operational efficiencies across the MONI platform. I remain encouraged by the work he and his team are doing and believe the steps he is taking will serve to strengthen the business for the long term.”

Jeffery Gardner, President and Chief Executive Officer of MONI said, “We are off to a solid start in 2017, executing against our key operational initiatives and laying the groundwork for profitable growth. During the quarter, we successfully launched our direct sales channel, an important first step as we continue to diversify our distribution. Our commitment to enabling the success of our dealers is also bearing fruit with marketing generated leads increasing a solid 23% year-over-year. Through the use of our predictive churn analytics we have also doubled the number of touch points we have with at-risk customers, helping us extend contracts for over 10,000 customers in the first quarter. Finally, our LiveWatch business continues to scale nicely with strong revenue and RMR growth. While there is still more work ahead of us, I am pleased with our efforts and results to date and believe we are well positioned for the future.”

Results for the Three Months Ended March 31, 2017

For the three months ended March 31, 2017, Ascent reported net revenue of $141.2 million, a decrease of 1.4%. The reduction in revenue for the three months ended March 31, 2017 is primarily due to the reduction in subscriber accounts at MONI on a year over year basis, partially offset by an increase in average recurring monthly revenue (“RMR”) per subscriber to $43.63 due to certain price increases enacted during the past twelve months and an increase in average RMR per new subscriber acquired.

1. Comparisons are year-over-year unless otherwise specified.

Ascent’s total cost of services for the three months ended March 31, 2017 increased 1.7% to $30.0 million. The increase for the three months ended March 31, 2017 is attributable to increased subscriber acquisition costs (or "SAC") primarily as a result of the initiation of MONI’s direct sales channel. Subscriber acquisition costs were $2.7 million for the three months ended March 31, 2017 as compared to $2.3 million for the three months ended March 31, 2016. Subscriber acquisition costs include certain equipment and labor expenditures and related revenue associated with subscriber acquisition that are recognized as incurred at both MONI and LiveWatch.

Ascent’s selling, general & administrative ("SG&A") costs for the three months ended March 31, 2017, increased 12.8% to $36.2 million. The increase in SG&A for the first quarter ended March 31, 2017 is attributable to an increase in subscriber acquisition costs (marketing and sales costs related to the creation of new subscribers), MONI rebranding expense and a $713,000 impairment of certain internally developed capitalized software that was no longer viable. Subscriber acquisition costs increased to $6.4 million as compared to $4.1 million for the three months ended March 31, 2016, primarily as a result of increased direct-to-consumer sales activities at MONI.

Ascent reported a net loss from continuing operations for the three months ended March 31, 2017 of $18.9 million, compared to net loss from continuing operations of $23.2 million in the prior year period.

MONI reported a net loss for the three months ended March 31, 2017 of $21.0 million, compared to a net loss of $20.2 million in the prior year period.

Ascent’s Adjusted EBITDA decreased 5.9% to $80.0 million for the three months ended March 31, 2017. The decrease in Ascent’s Adjusted EBITDA is primarily the result of lower revenues and an increase in subscriber acquisition costs, net of related revenue, which is primarily associated with an increase in MONI’s direct-to-consumer sales activities. MONI’s Adjusted EBITDA decreased 5.5% to $82.2 million during the three months ended March 31, 2017. MONI's Adjusted EBITDA as a percentage of net revenue for the three months ended March 31, 2017 was 58.2%, compared to 60.7% for the three months ended March 31, 2016. The decline is primarily attributable to the higher expensed creation costs at MONI and LiveWatch associated with RMR production.

Ascent's Pre-SAC Adjusted EBITDA for the three months ended March 31, 2017 decreased 2.7% to $87.6 million. The decrease in Ascent’s Pre-SAC Adjusted EBITDA is primarily the result of lower Pre-SAC revenues. MONI's Pre-SAC Adjusted EBITDA for the three months ended March 31, 2017 totaled $89.9 million, compared to $92.1 million for the three months ended March 31, 2016. MONI's Pre-SAC Adjusted EBITDA as a percentage of Pre-SAC net revenue for the three months ended March 31, 2017 was 64.3%, compared to 64.9% in the three months ended March 31, 2016. For a reconciliation of net loss from continuing operations to Adjusted EBITDA to Pre-SAC Adjusted EBITDA for Ascent and MONI, as well as a reconciliation of net revenue to Pre-SAC net revenue, please see the Appendix of this release.

	Twelve Months Ended March 31,
	2017	2016
Beginning balance of accounts	1,080,726	1,090,612
Accounts acquired	125,457	152,078
Accounts canceled	(150,568)	(148,787)
Canceled accounts guaranteed by dealer and other adjustments (a) (b)	(18,821)	(13,177)
Ending balance of accounts	1,036,794	1,080,726
Monthly weighted average accounts	1,059,526	1,089,346
Attrition rate - Unit	14.2%	13.7%
Attrition rate - RMR (c)	12.3%	12.8%
Core Attrition (d)	13.8%	12.9%

(a)	Includes canceled accounts that are contractually guaranteed to be refunded from holdback.

(b)
Includes an estimated 11,518 and 3,170 accounts included in our Radio Conversion Program that primarily canceled in excess of their expected attrition for the twelve months ending March 31, 2017 and 2016, respectively.

(c)
The RMR of canceled accounts follows the same definition as subscriber unit attrition as noted above. RMR attrition is defined as the RMR of canceled accounts in a given period, adjusted for the impact of price increases or decreases in that period, divided by the weighted average of RMR for that period.

(d)	Core Attrition reflects the long-term attrition characteristics of MONI’s base by excluding the one-time bulk buy of 113,000 accounts from Pinnacle Security in 2012 and 2013.

MONI’s core account portfolio unit attrition rate for the twelve months ended March 31, 2017, which excludes attrition of the Pinnacle Security accounts, was 13.8%, compared to 12.9% for the twelve months ended March 31, 2016. An increase in the number of subscriber accounts with five-year contracts reaching the end of their initial contract term as well as a more aggressive price increase strategy contributed to the increase in attrition in the period. Overall unit attrition increased from 13.7% for the twelve months ended March 31, 2016 to 14.2% for the twelve months ended March 31, 2017. Overall attrition reflects the impact of the Pinnacle Security bulk buys, where MONI purchased approximately 113,000 accounts from Pinnacle Security in 2012 and 2013, which are now experiencing normal end-of-term attrition. We believe core attrition best reflects the long run characteristics of our customer base.

RMR attrition for the twelve months ended March 31, 2017 decreased to 12.3% from 12.8% for the twelve months ended March 31, 2016, reflecting price increases to existing customers and higher RMR for new customers.

During the three months ended March 31, 2017 and 2016, MONI acquired 29,376 and 29,211 subscriber accounts, respectively.

Ascent Liquidity and Capital Resources

At March 31, 2017, on a consolidated basis, Ascent had $122.3 million of cash, cash equivalents and marketable securities. A portion of these assets may be used to decrease debt obligations or fund stock repurchases, strategic acquisitions or investment opportunities.

At March 31, 2017, the existing long-term debt includes the principal balance of $1.8 billion under the MONI Senior Notes, Credit Facility term loans, Credit Facility revolver and Ascent’s Convertible Notes. The Convertible Notes have an outstanding principal balance of $96.8 million as of March 31, 2017 and mature July 15, 2020. The Senior Notes have an outstanding principal balance of $585.0 million as of March 31, 2017 and mature on April 1, 2020. The Credit Facility term loan has an outstanding principal balance of $1.1 billion as of March 31, 2017 and requires principal payments of approximately $2.8 million per quarter with the remaining amount becoming due on September 30, 2022.

As of March 31, 2017, the Credit Facility revolver has an outstanding balance of $69.7 million and becomes due on September 30, 2021.

Conference Call

Ascent will host a call today, Tuesday, May 9, 2017 at 5:00 pm ET. To access the call please dial (888) 462-5915 from the United States, or (760) 666-3831 from outside the U.S. The conference call I.D. number is 12762669. Participants should dial in 5 to 10 minutes before the scheduled time and must be on a touch-tone telephone to ask questions.

A replay of the call can be accessed through May 23, 2017 by dialing (800) 585-8367 from the U.S., or (404) 537-3406 from outside the U.S. The conference call I.D. number is 12762669.

This call will also be available as a live webcast which can be accessed at Ascent’s Investor Relations Website at http://ir.ascentcapitalgroupinc.com/index.cfm.

Forward Looking Statements

This press release includes certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements about business strategies, market potential and expansion, the success of new products and services, account creation and related costs, subscriber attrition, anticipated account generation at LiveWatch, future financial prospects, and other matters that are not historical facts. These forward-looking statements involve many risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such statements, including, without limitation, possible changes in market acceptance of our services, technological innovations in the alarm monitoring industry, competitive issues, continued access to capital on terms acceptable to Ascent and/or MONI, our ability to capitalize on acquisition opportunities, general market and economic conditions and changes in law and government regulations. These forward-looking statements speak only as of the date of this press release, and Ascent expressly disclaims any obligation or undertaking to disseminate any updates or revisions to any forward-looking statement contained herein to reflect any change in Ascent's expectations with regard thereto or any change in events, conditions or circumstances on which any such statement is based. Please refer to the publicly filed documents of Ascent, including the most recent Forms 10-K and 10-Q for additional information about Ascent and about the risks and uncertainties related to Ascent's business which may affect the statements made in this press release.

About Ascent Capital Group, Inc.

Ascent Capital Group, Inc., (NASDAQ: ASCMA) is a holding company that owns 100 percent of its operating subsidiary, MONI, and through MONI, LiveWatch Security, LLC. Ascent also retains ownership of certain commercial real estate assets. MONI, headquartered in the Dallas Fort-Worth area, secures more than one million residential customers and commercial client accounts with monitored home and business security system services. MONI is supported by one of the nation’s largest networks of independent Authorized Dealers, providing products and support to customers in the U.S., Canada and Puerto Rico. LiveWatch Security, LLC ®, is a Do-It-Yourself (“DIY”) home security firm, offering professionally monitored security services through a direct-to-consumer sales channel. For more information on Ascent, see http://ascentcapitalgroupinc.com/.

ASCENT CAPITAL GROUP, INC. AND SUBSIDIARIES
Unaudited Condensed Consolidated Balance Sheets
Amounts in thousands, except share amounts

	March 31, 2017	December 31, 2016
Assets
Current assets:
Cash and cash equivalents	$42,257	$12,319
Marketable securities, at fair value	80,012	77,825
Trade receivables, net of allowance for doubtful accounts of $2,805 in 2017 and $3,043 in 2016	12,971	13,869
Prepaid and other current assets	8,769	10,347
Assets held for sale	5,285	10,673
Total current assets	149,294	125,033
Property and equipment, net of accumulated depreciation of $31,198 in 2017 and $29,071 in 2016	27,406	28,331
Subscriber accounts, net of accumulated amortization of $1,269,494 in 2017 and $1,212,468 in 2016	1,377,938	1,386,760
Dealer network and other intangible assets, net of accumulated amortization of $35,433 in 2017 and $32,976 in 2016	14,367	16,824
Goodwill	563,549	563,549
Other assets	11,360	11,935
Total assets	$2,143,914	$2,132,432
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$9,631	$11,516
Accrued payroll and related liabilities	4,938	5,067
Other accrued liabilities	46,545	34,970
Deferred revenue	16,168	15,147
Holdback liability	13,768	13,916
Current portion of long-term debt	11,000	11,000
Liabilities of discontinued operations	—	3,500
Total current liabilities	102,050	95,116
Non-current liabilities:
Long-term debt	1,779,056	1,754,233
Long-term holdback liability	2,352	2,645
Derivative financial instruments	11,828	16,948
Deferred income tax liability, net	18,826	17,769
Other liabilities	7,044	7,076
Total liabilities	1,921,156	1,893,787
Commitments and contingencies
Stockholders’ equity:
Preferred stock, $0.01 par value. Authorized 5,000,000 shares; no shares issued	—	—
Series A common stock, $.01 par value. Authorized 45,000,000 shares; issued and outstanding 11,972,153 and 11,969,152 shares at March 31, 2017 and December 31, 2016, respectively	120	120
Series B common stock, $.01 par value. Authorized 5,000,000 shares; issued and outstanding 381,528 and 381,859 shares at March 31, 2017 and December 31, 2016, respectively	4	4
Series C common stock, $0.01 par value. Authorized 45,000,000 shares; no shares issued	—	—
Additional paid-in capital	1,418,813	1,417,505
Accumulated deficit	(1,188,412)	(1,169,559)
Accumulated other comprehensive loss, net	(7,767)	(9,425)
Total stockholders’ equity	222,758	238,645
Total liabilities and stockholders’ equity	$2,143,914	$2,132,432

See accompanying notes to condensed consolidated financial statements.

ASCENT CAPITAL GROUP, INC. AND SUBSIDIARIES
Unaudited Condensed Consolidated Statements of Operations and Comprehensive Income (Loss)
Amounts in thousands, except shares and per share amounts

	Three Months Ended March 31,
	2017	2016
Net revenue	$141,200	143,268
Operating expenses:
Cost of services	29,969	29,475
Selling, general and administrative, including stock-based compensation	36,245	32,118
Radio conversion costs	232	9,079
Amortization of subscriber accounts, dealer network and other intangible assets	59,547	61,322
Depreciation	2,127	2,063
Gain on disposal of operating assets	(6,638)	—
	121,482	134,057
Operating income	19,718	9,211
Other income (expense), net:
Interest income	395	457
Interest expense	(37,486)	(31,424)
Other income, net	242	358
	(36,849)	(30,609)
Loss from continuing operations before income taxes	(17,131)	(21,398)
Income tax expense from continuing operations	(1,814)	(1,822)
Net loss from continuing operations	(18,945)	(23,220)
Discontinued operations:
Income from discontinued operations, net of income tax of $0	92	—
Net loss	(18,853)	(23,220)
Other comprehensive income (loss):
Foreign currency translation adjustments	58	(202)
Unrealized holding gain (loss) on marketable securities, net	551	(96)
Unrealized gain (loss) on derivative contracts, net	1,049	(11,845)
Total other comprehensive income (loss), net of tax	1,658	(12,143)
Comprehensive loss	$(17,195)	(35,363)

Basic and diluted income (loss) per share:
Continuing operations	$(1.56)	(1.86)
Discontinued operations	0.01	—
Net loss	$(1.55)	(1.86)

Weighted average Series A and Series B shares - basic and diluted	12,134,061	12,450,892
Total issued and outstanding Series A and Series B shares at period end	12,353,681	12,727,740

See accompanying notes to condensed consolidated financial statements.

ASCENT CAPITAL GROUP, INC. AND SUBSIDIARIES
Unaudited Condensed Consolidated Statements of Cash Flows
Amounts in thousands

	Three Months Ended March 31,
	2017	2016
Cash flows from operating activities:
Net loss	$(18,853)	(23,220)
Adjustments to reconcile net loss to net cash provided by operating activities:
Income from discontinued operations, net of income tax	(92)	—
Amortization of subscriber accounts, dealer network and other intangible assets	59,547	61,322
Depreciation	2,127	2,063
Stock-based compensation	1,576	1,695
Deferred income tax expense	1,052	1,052
Gain on disposal of operating assets	(6,638)	—
Amortization of debt discount and deferred debt costs	2,673	2,628
Bad debt expense	2,557	2,544
Other non-cash activity, net	1,872	735
Changes in assets and liabilities:
Trade receivables	(1,659)	(2,256)
Prepaid expenses and other assets	1,506	(1,378)
Subscriber accounts - deferred contract costs	(754)	(660)
Payables and other liabilities	4,491	11,532
Operating activities from discontinued operations, net	(3,408)	—
Net cash provided by operating activities	45,997	56,057
Cash flows from investing activities:
Capital expenditures	(1,693)	(2,276)
Cost of subscriber accounts acquired	(46,708)	(46,670)
Purchases of marketable securities	(2,627)	(5,036)
Proceeds from sale of marketable securities	997	4,403
Decrease in restricted cash	—	55
Proceeds from the disposal of operating assets	12,090	—
Net cash used in investing activities	(37,941)	(49,524)
Cash flows from financing activities:
Proceeds from long-term debt	64,750	59,250
Payments on long-term debt	(42,600)	(38,675)
Value of shares withheld for share-based compensation	(268)	(156)
Net cash provided by financing activities	21,882	20,419
Net increase in cash and cash equivalents	29,938	26,952
Cash and cash equivalents at beginning of period	12,319	5,577
Cash and cash equivalents at end of period	$42,257	32,529
Supplemental cash flow information:
State taxes paid, net	$3	19
Interest paid	22,643	16,152
Accrued capital expenditures	780	973

See accompanying notes to condensed consolidated financial statements.

Adjusted EBITDA
We evaluate the performance of our operations based on financial measures such as revenue and "Adjusted EBITDA."  Adjusted EBITDA is defined as net income (loss) before interest expense, interest income, income taxes, depreciation, amortization (including the amortization of subscriber accounts, dealer network and other intangible assets), stock-based compensation, and other non-cash or nonrecurring charges.   Ascent Capital believes that Adjusted EBITDA is an important indicator of the operational strength and performance of its business, including the business’ ability to fund its ongoing acquisition of subscriber accounts, to fund its capital expenditures and to service its debt.  In addition, this measure is used by management to evaluate operating results and perform analytical comparisons and identify strategies to improve performance.   Adjusted EBITDA is also a measure that is customarily used by financial analysts to evaluate the financial performance of companies in the security alarm monitoring industry and is one of the financial measures, subject to certain adjustments, by which MONI’s covenants are calculated under the agreements governing their debt obligations.  Adjusted EBITDA does not represent cash flow from operations as defined by generally accepted accounting principles ("GAAP"), should not be construed as an alternative to net income or loss and is indicative neither of our results of operations nor of cash flows available to fund all of our cash needs.  It is, however, a measurement that Ascent Capital believes is useful to investors in analyzing its operating performance.  Accordingly, Adjusted EBITDA should be considered in addition to, but not as a substitute for, net income, cash flow provided by operating activities and other measures of financial performance prepared in accordance with GAAP.  Adjusted EBITDA is a non-GAAP financial measure.  As companies often define non-GAAP financial measures differently, Adjusted EBITDA as calculated by Ascent Capital should not be compared to any similarly titled measures reported by other companies.

Pre-SAC Adjusted EBITDA
In addition to MONI's dealer sales channel, MONI and LiveWatch also generate leads and acquire accounts through its direct-to-consumer sales channels. As such, certain expenditures and related revenue associated with subscriber acquisition (subscriber acquisition costs, or "SAC") are recognized as incurred. This is in contrast to the dealer sales channel, which capitalizes payments to dealers to acquire accounts. "Pre-SAC Adjusted EBITDA" is a measure that eliminates the impact of generating leads and acquiring accounts through the direct-to-consumer sales channels that is recognized in operating income. Pre-SAC Adjusted EBITDA is defined as total Adjusted EBITDA excluding SAC related to internally generated subscriber leads and accounts through the direct-to-consumer sales channels, as well as any related revenue. We believe Pre-SAC Adjusted EBITDA is a meaningful measure of the Company's financial performance in servicing its customer base. Pre-SAC Adjusted EBITDA should be considered in addition to, but not as a substitute for, net income, cash flow provided by operating activities and other measures of financial performance prepared in accordance with GAAP. Pre-SAC Adjusted EBITDA is a non-GAAP financial measure. As companies often define non-GAAP financial measures differently, Pre-SAC Adjusted EBITDA as calculated by the Company should not be compared to any similarly titled measures reported by other companies.

The following table provides a reconciliation of Ascent's net loss from continuing operations to total Adjusted EBITDA to Pre-SAC Adjusted EBITDA for the periods indicated (amounts in thousands):

	Three Months Ended March 31,
	2017	2016
Net loss from continuing operations	(18,945)	(23,220)
Amortization of subscriber accounts, dealer network and other intangible assets	59,547	61,322
Depreciation	2,127	2,063
Stock-based compensation	1,576	1,695
Radio conversion costs	232	9,079
Rebranding marketing program	847	173
LiveWatch acquisition contingent bonus charges	968	900
Integration / implementation of company initiatives	641	—
Severance expense (a)	27	245
Impairment of capitalized software	713	—
Gain on disposal of operating assets	(6,638)	—
Interest income	(395)	(457)
Interest expense	37,486	31,424
Income tax expense from continuing operations	1,814	1,822
Adjusted EBITDA	80,000	85,046
Gross subscriber acquisition costs (b)	9,033	6,366
Revenue associated with subscriber acquisition costs (b)	(1,392)	(1,295)
Pre-SAC Adjusted EBITDA	$87,641	90,117

(a)	Severance expense related to a 2016 reduction in headcount event and transitioning executive leadership at MONI.

(b)
Gross subscriber acquisition costs and Revenue associated with subscriber acquisition costs for the three months ended March 31, 2016 has been restated to include $367,000 of costs and $170,000 of revenue, respectively, related to MONI's direct-to-consumer sales channel activities for the period.

The following table provides a reconciliation of MONI’s net loss to total Adjusted EBITDA to Pre-SAC Adjusted EBITDA for the periods indicated (amounts in thousands):

	Three Months Ended March 31,
	2017	2016
Net loss	$(21,013)	(20,210)
Amortization of subscriber accounts, dealer network and other intangible assets	59,547	61,322
Depreciation	2,120	1,975
Stock-based compensation	518	522
Radio conversion costs	232	9,079
Rebranding marketing program	847	173
LiveWatch acquisition contingent bonus charges	968	900
Integration / implementation of company initiatives	641	—
Severance expense (a)	27	245
Impairment of capitalized software	713	—
Interest expense	35,838	31,224
Income tax expense	1,784	1,790
Adjusted EBITDA	82,222	87,020
Gross subscriber acquisition costs (b)	9,033	6,366
Revenue associated with subscriber acquisition costs (b)	(1,392)	(1,295)
Pre-SAC Adjusted EBITDA	$89,863	92,091

(a)	Severance expense related to a 2016 reduction in headcount event and transitioning executive leadership at MONI.

(b)
Gross subscriber acquisition costs and Revenue associated with subscriber acquisition costs for the three months ended March 31, 2016 has been restated to include $367,000 of costs and $170,000 of revenue, respectively, related to MONI's direct-to-consumer sales channel activities for the period.

Presented below is the reconciliation of Net revenue for MONI and Ascent Capital to Pre-SAC net revenue (amounts in thousands):

	Three Months Ended March 31,
	2017	2016
Net revenue, as reported	$141,200	143,268
Revenue associated with subscriber acquisition cost	(1,392)	(1,295)
Pre-SAC net revenue	$139,808	141,973

Contact:
Erica Bartsch
Sloane & Company
212-446-1875
ebartsch@sloanepr.com